UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of security holders at our special meeting of stockholders on March 22, 2010:

•	Proposal One: To adopt the Agreement and Plan of Merger dated as of October 31, 2010 among M&T Bank Corporation, MTB One, Inc., and Wilmington Trust Corporation

•	Proposal Two: To adjourn, postpone, or continue the special meeting of stockholders to solicit additional proxies if sufficient votes were not cast in favor of Proposal One

Proposal One: Adoption of Agreement and Plan of Merger among M&T Bank Corporation, M&T One, Inc., and Wilmington Trust Corporation

This proposal, pursuant to which MTB One, Inc. would merge with and into Wilmington Trust Corporation, with Wilmington Trust Corporation becoming a wholly-owned subsidiary of M&T Bank Corporation, was approved, with stockholders casting votes as follows:

	For	Against	Abstain
Adoption of Agreement and Plan of Merger dated as of October 31, 2010 among M&T Bank Corporation, MTB One, Inc., and Wilmington Trust Corporation	68,453,366	4,380,416	201,912

Proposal Two: Approval to Adjourn, Postpone, or Continue the Special Meeting of Stockholders

This proposal gave stockholders the opportunity to vote to adjourn, postpone, or continue the special meeting of stockholders to solicit additional proxies if a majority of stockholders did not vote in favor of Proposal One. This proposal was approved, with stockholders casting votes as follows:

	For	Against	Abstain
Approval to adjourn, postpone, or continue the special meeting of stockholders to solicit additional proxies	65,010,030	7,740,771	284,893

Item 9.01 Financial Statements and Exhibits.

d)     Exhibits

Exhibit No.	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Date: March 22, 2011

By: /s/ Donald E. Foley
Name: Donald E. Foley
Title: Chief Executive Officer
(Authorized officer)